Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 333-18797, 333-18803, 333-110327, 333-133556 and 333-139553 on Form S-8 of NCR Corporation of our reports dated March 11, 2011, with respect to the consolidated financial statements and financial statement schedule of Radiant Systems, Inc., and the effectiveness of Radiant's Systems Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Radiant Systems, Inc for the year ended December 31, 2010.
/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
November 7, 2011